Exhibit 99.1

E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER 2011 RESULTS

MIDDLEBURG, VA. – August 2, 2011 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.2 million for the quarter ending June 30, 2011 representing an increase of 66% over the same quarter in 2010.

“The positive trends experienced by the Company in the first quarter of 2011 have continued into the second quarter.  We achieved growth in both loans and deposits, an improved net interest margin, and a decline in our ratio of non performing assets to total assets during the quarter.” commented Gary R. Shook, president and chief executive officer.  He continued, “While our year over year quarterly earnings growth of 66% is certainly gratifying, we still face uncertainty on the problem loan front as well as with the regulatory direction of the banking industry in general. We will continue to focus our efforts on increasing profitability and expanding offerings in our existing corporate footprint.  Additionally, we are pleased to have received approval from the regulators for a full service banking office in Richmond, Virginia.  The office will be shared with Middleburg Trust Company, a wholly owned subsidiary of the Company located in Richmond.”

Second Quarter 2011 Highlights:

•	Net income of $1.2 million or $0.17 per diluted share, up 66% compared to second quarter of 2010;
•	Net interest margin of 3.78% compared to margin of 3.67% for second quarter of 2010;
•	Total revenue of $15.4 million, up 6.4% compared to second quarter of 2010;
•	Loan growth of 2.4% during the quarter;
•	Total assets of $1.1 billion, an increase of 5.6% from March 31, 2011;
•	Deposits increased $43.0 million or 5.0% during the quarter;
•	Provision for loan losses for quarter decreased by 15.8% compared to second quarter of 2010; and
•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.47%, Total Risk-Based Capital Ratio of 14.2%, Tier I Risk-Based Capital Ratio of 12.9%, and a Tier 1 Leverage Ratio of 9.1% at June 30, 2011.

Total Revenue

Total revenue was $15.4 million in the quarter ended June 30, 2011 compared to $14.0 million in the previous quarter and $14.5 million in the quarter ended June 30, 2010, representing an increase of 10.0% compared to the previous linked quarter and an increase of 6.4% compared to the calendar quarter ended June 30, 2010.

Net interest income was $9.4 million during the three months ended June 30, 2011, which was 4.0% higher than the quarter ended March 31, 2011 and an increase of 11.4% compared to the quarter ended June 30, 2010. The average yield on earning assets was 4.86% for the quarter ended June 30, 2011 compared to 4.91% for the previous quarter and 5.22% for the quarter ended June 30, 2010, representing a decrease of 5 basis points from the previous quarter and a decrease of 36 basis points from the quarter ended June 30, 2010.   Average earning assets increased 3.5% compared to the previous quarter. Loan growth and an increase in investment securities drove the increase in earning assets during the second quarter. The decrease in yields on earning assets from the previous quarter reflected a 12 basis point decrease in yields for the loan portfolio partially offset by an increase of 28 basis points in the yield of the securities portfolio.

The average cost of interest bearing liabilities was 1.26% for the quarter ended June 30, 2011, compared to 1.30% in the previous quarter, and 1.82% for the quarter ended June 30, 2010, representing a decrease of 4 basis points from the previous quarter and a decrease of 56 basis points from the quarter ended June 30, 2010.  Costs for wholesale borrowings decreased by 11 basis points during the quarter, while costs for retail deposits decreased by 3 basis points during the same period.  The decline in the cost of retail deposits was driven by a 2 basis point decline in the cost of interest checking deposits. The cost of time deposits decreased by 7 basis points during the quarter as maturing CD’s re-priced at lower rates.  Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 1.11% for the quarter ended June 30, 2011 compared to 1.14% for the quarter ended March 31, 2011, a decrease of 3 basis points from the previous quarter

The net interest margin for the three months ended June 30, 2011 was 3.78%, compared to 3.80% for the previous quarter, and 3.67% for the quarter ended June 30, 2010, representing a decrease of 2 basis points from the previous quarter and in increase of 11 basis points compared to the quarter ended June 30, 2010.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Non-interest income increased by $1.1 million or 22.4% when comparing the quarter ended June 30, 2011 to the previous quarter, and declined by $33,000 or 0.5% compared to the calendar quarter ended June 30, 2010. The primary reason for the higher non-interest income in the second quarter of 2011 relative to the prior quarter was an increase in gain-on-sale revenues from the Company’s mortgage operations.

Southern Trust Mortgage originated $153.0 million in mortgage loans during the quarter ended June 30, 2011 compared to $136.4 million originated during the previous quarter, an increase of 12.2%, and $194.0 million originated during the quarter ended June 30, 2010, a  decrease of 21.1% when comparing calendar quarters.  Gains on mortgage loan sales increased by 38.2% when comparing the quarter ended June 30, 2011 to the previous quarter.  Gains on mortgage loan sales increased by 2.4% when comparing the quarter ended June 30, 2011 to the quarter ended June 30, 2010.  The increase in gain-on-sale revenue in the second quarter of 2011 was driven by an increase in margins during the second quarter.

The revenues and expenses of Southern Trust Mortgage for the three month period ended June 30, 2011 is reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheet as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statement of income as “Net (income) / loss attributable to non-controlling interest.”

Trust and investment advisory service fees earned by Middleburg Trust Company (“MTC”) increased by 13.4% when comparing the quarter ended June 30, 2011 to the previous quarter, and increased by 12.3% compared to the quarter ended June 30, 2010.  Trust and investment advisory fees are based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MTC were at $1.4 billion at June 30, 2011, an increase of 16.7% relative to March 31, 2011 and an increase of 27.2% relative to June 30, 2010.

Net securities gains were $87,000 during the quarter ended June 30, 2011 compared to net securities gains of $35,000 during the previous quarter and net securities losses of $37,000 during the quarter ended June 30, 2010.

Non-Interest Expense

Non-interest expense in the second quarter of 2011 increased by 5.9% compared to the previous quarter and increased by 5.6% compared to the quarter ended June 30, 2010.

Salaries and employee benefit expenses increased by $497,000 or 6.8% when comparing the second quarter of 2011 to the previous quarter, primarily due to an increase in commission expenses for mortgage loan officers. Expenses related to Other Real Estate Owned (OREO) increased by $262,000 or 76.2% when comparing the second quarter of 2011 to the previous quarter. Advertising expenses increased by $129,000 or 82.6% during the quarter as a result of expenses for bank-wide campaigns related to CD’s and loans and advertising at the mortgage company.  Other expenses, which include expenses such as supplies, travel and entertainment expenses fell by $338,000 or 19.8% when comparing the quarter ended June 30, 2011 to the previous quarter.

The Company’s efficiency ratio which is represented by the ratio of non-interest expense to the sum of tax equivalent net interest income and non-interest income, excluding securities gains and losses, was 82.79% for the second quarter of 2011, compared to an efficiency ratio of 84.96% in the quarter ending March 31, 2011.

Asset Quality and Provision for Loan Losses

The provision for loan losses in the quarter ended June 30, 2011 was $1,087,000 compared to a $454,000 provision in the  previous quarter and a provision of $1,291,000 in the quarter ended June 30, 2010, representing an increase of 139.4% from the previous quarter and a decrease of 15.8% from the quarter ended June 30, 2010.

The Allowance for Loan and Lease Losses (ALLL) at June 30, 2011 was $15.1 million representing 2.22% of total portfolio loans outstanding versus 2.20% at March 31, 2011 and 1.54% of total portfolio loans at June 30, 2010.

Loans that were delinquent for more than 90 days and still accruing were $3.2 million as of June 30, 2011 compared to $6.6 million as of March 31, 2011, representing a decrease of 50.8% during the quarter. The primary reason for the decrease in delinquent loans in the second quarter was because a large credit that was more than 90 days delinquent in the first quarter was moved to non-accrual status in the second quarter.

Non-accrual loans were $32.3 million at the end of the second quarter compared to $27.6 million as of March 31, 2011, representing an increase of 16.9% during the second quarter. The primary reason for the increase in non-accrual loans in the second quarter was because a large credit that was more than 90 days delinquent in the first quarter was moved to non-accrual status in the second quarter. Restructured loans were $112,000 at the end of the second quarter compared to $1.2 million as of March 31, 2011, representing a decrease of 91% during the quarter. The primary reason for the decrease in restructured loans in the second quarter was because certain loans that were classified as restructured as of March 31, 2011 were paid off in the second quarter. Other Real Estate Owned (OREO) was $6.2 million as of June 30, 2011 compared to $7.8 million as of March 31, 2011, representing a decrease of 20.5% during the second quarter. Non-performing assets were $41.9 million or 3.6% of total assets at June 30, 2011, compared to $43.3 million or 4.0% of total assets as of March 31, 2011.

Total Consolidated Assets

Total assets at June 30, 2011 were $1.1 billion, an increase of $60.4 million or 5.5% compared to total assets at March 31, 2011.

Growth in total portfolio loans was $15.8 million or 2.4% for the second quarter. The securities portfolio increased by $35.0 million or 13.5% in the second quarter relative to the previous quarter. Balances of mortgages held for sale increased by $14.3 million or 41.5% in the second quarter of 2011.   Cash balances and deposits at other banks decreased by 4.4% in the second quarter of 2011.

Deposits and Other Borrowings

Total deposits increased by $43.0 million or 5.0% in the second quarter.  Brokered deposits, including CDARS program funds, were $92.8 million at June 30, 2011, unchanged from March 31, 2011. FHLB advances were $77.9 million at June 30, 2011, up $5.0 million from March 31, 2011, or an increase of 6.8%.

Equity and Capital

Total shareholders’ equity at June 30, 2011 was $102.7 million, compared to shareholders’ equity of $98.4 million as of March 31, 2011. Retained earnings at June 30, 2011 were $39.3 million compared to $38.5 million at March 31, 2011. The book value of the Company’s common stock at June 30, 2011 was $14.68 per share.

The Company’s total risk-based capital ratio increased from 14.1% at December 31, 2010 to 14.2% at June 30, 2011, the Tier 1 risk-based capital ratio increased from 12.8% to 12.9% and the Tier 1 Leverage Ratio increased from 9.0% to 9.1% during the same period.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation
Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston,  Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.

MIDDLEBURG FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for per share data)

	Unaudited		Unaudited
	For the Six Months		For the Three Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
INTEREST INCOME
Interest and fees on loans	$19,466	$20,829	$9,731	$10,384
Interest and dividends on securities available for sale
Taxable	3,150	2,028	1,751	1,090
Tax-exempt	1,165	1,293	604	600
Dividends	72	43	36	22
Interest on deposits in banks and federal funds sold	60	63	33	28
Total interest and dividend income	23,913	24,256	12,155	12,124

INTEREST EXPENSE
Interest on deposits	4,640	6,251	2,332	3,077
Interest on securities sold under agreements to
repurchase	125	80	69	60
Interest on short-term borrowings	116	111	53	67
Interest on long-term debt	602	926	306	488
Total interest expense	5,483	7,368	2,760	3,692

NET INTEREST INCOME	18,430	16,888	9,395	8,432
Provision for loan losses	1,541	2,220	1,087	1,291

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	16,889	14,668	8,308	7,141

NONINTEREST INCOME
Service charges on deposit accounts	1,015	909	526	468
Trust services income	1,850	1,690	983	875
Gains on loans held for sale	6,785	6,474	3,938	3,844
Gains (losses) on securities available for sale, net	122	469	87	(37)
Total other-than-temporary impairment losses	(17)	(300)	-	(98)
Portion of (gain) loss recognized in other
comprehensive income	16	52	-	1
Net impairment losses	(1)	(248)	-	(97)
Commissions on investment sales	365	311	185	167
Fees on mortgages held for sale	241	834	87	476
Other service charges, commissions and fees	249	256	134	143
Bank-owned life insurance	262	255	139	130
Other operating income (losses)	105	179	(55)	88
Total noninterest income	10,993	11,129	6,024	6,057

NONINTEREST EXPENSE
Salaries and employees' benefits	15,129	14,381	7,813	7,457
Net occupancy and equipment expense	3,316	3,094	1,640	1,490
Advertising	441	428	285	248
Computer operations	708	668	343	340
Other real estate owned	950	505	606	295
Other taxes	402	397	205	201
Federal deposit insurance expense	765	1,153	358	352
Other operating expenses	3,478	3,583	1,703	1,883
Total noninterest expense	25,189	24,209	12,953	12,266

Income before income taxes	2,693	1,588	1,379	932
Income tax expense	618	162	301	75

NET INCOME	2,075	1,426	1,078	857
Net (income) loss attributable to non-
controlling interest	351	112	121	(133)
Net income attributable to Middleburg
Financial Corporation	$2,426	$1,538	$1,199	$724

Earnings per share:
Basic	$0.35	$0.22	$0.17	$0.10
Diluted	$0.35	$0.22	$0.17	$0.10
Dividends per common share	$0.10	$0.20	$0.05	$0.10

MIDDLEBURG FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,
	2011	2011	2010
ASSETS
Cash and due from banks	$19,598	$22,060	$21,955
Interest-bearing deposits with other institutions	38,988	39,237	42,769
Total cash and cash equivalents	58,586	61,297	64,724
Securities available for sale	293,393	258,412	252,042
Loans held for sale	48,689	34,407	59,361
Restricted securities, at cost	6,932	6,746	6,296
Loans receivable, net of allowance for loan losses of $15,073 at June 30,
2011, $14,575 at March 31, 2011, and $14,967 at December 31, 2010	663,242	647,985	644,345
Premises and equipment, net	21,393	20,908	21,112
Goodwill and identified intangibles	6,286	6,317	6,360
Other real estate owned, net of valuation allowance of $1,006 at June 30,
2011, $1,187 at March 31, 2011, and $1,486 at December 31, 2010	6,255	7,825	8,394
Prepaid federal deposit insurance	4,454	4,791	5,154
Accrued interest receivable and other assets	35,437	35,601	36,779

TOTAL ASSETS	$1,144,667	$1,084,289	$1,104,567

LIABILITIES
Deposits:
Non-interest-bearing demand deposits	$131,191	$122,888	$130,488
Savings and interest-bearing demand deposits	460,518	448,065	436,718
Time deposits	316,776	294,502	323,100
Total deposits	908,485	865,455	890,306
Securities sold under agreements to repurchase	35,210	27,963	25,562
Short-term borrowings	5,692	4,244	13,320
Long-term debt	77,912	72,912	62,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	7,405	7,353	7,319
Commitments and contingent liabilities	-	-	-
TOTAL LIABILITIES	1,039,859	983,082	1,004,574

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized,
7,000,824 issued; 6,996,932, 6,942,315, and 6,925,437 outstanding at
June 30, 2011, March 31, 2011, and December 31, 2010, respectively)	17,331	17,314	17,314
Capital surplus	43,150	43,105	43,058
Retained earnings	39,322	38,473	37,593
Accumulated other comprehensive income (loss)	2,908	(480)	(1,012)
Total Middleburg Financial Corporation shareholders' equity	102,711	98,412	96,953
Non-controlling interest in consolidated subsidiary	2,097	2,795	3,040

TOTAL SHAREHOLDERS' EQUITY	104,808	101,207	99,993

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,144,667	$1,084,289	$1,104,567

QUARTERLY SUMMARY INCOME STATEMENTS
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)
	For the Three Months Ended
	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010
Interest and Dividend Income
Interest and fees on loans	$9,731	$9,735	$9,887	$9,832	$10,384
Interest on securities available for sale
Taxable	1,751	1,399	1,539	1,166	1,090
Exempt from federal income taxes	604	561	600	621	600
Dividends	36	36	30	32	22
Interest on federal funds sold and other	33	27	32	36	28
Total interest and dividend income	$12,155	$11,758	$12,088	$11,687	$12,124
Interest Expense
Interest on deposits	$2,332	$2,308	$2,623	$3,160	$3,077
Interest on securities sold under agreements to repurchase	69	56	61	63	60
Interest on short-term borrowings	53	63	148	134	67
Interest on long-term debt	306	296	246	372	488
Total interest expense	$2,760	$2,723	$3,078	$3,729	$3,692
Net interest income	$9,395	$9,035	$9,010	$7,958	$8,432
Provision for loan losses	1,087	454	655	9,130	1,291
Net interest income (loss) after provision
for loan losses	$8,308	$8,581	$8,355	$(1,172)	$7,141
Other Income
Trust services income	$983	$867	$838	$807	$875
Service charges on deposit accounts	526	489	488	487	468
Net gains (losses) on securities available for sale	87	35	109	288	(37)
Total other-than-temporary impairment gain (loss) on securities	-	(17)	(44)	(557)	(97)
Portion of (gain) loss recognized in other comprehensive income	-	16	(85)	(169)	-
Net other-than-temporary impairment loss	-	(1)	(129)	(726)	(97)
Commissions on investment sales	185	180	169	142	167
Bank owned life insurance	139	123	112	136	130
Gain on loans held for sale	3,938	2,847	5,537	5,147	3,844
Fees on loans held for sale	87	154	570	477	476
Other service charges, commissions and fees	134	115	114	97	143
Other operating income (loss)	(55)	160	169	42	88
Total other income	$6,024	$4,969	$7,977	$6,897	$6,057
Other Expense
Salaries and employee benefits	$7,813	$7,316	$7,748	$7,665	$7,457
Net occupancy expense of premises	1,640	1,676	1,598	1,557	1,490
Other taxes	205	197	200	201	201
Advertising	285	156	386	257	248
Computer operations	343	365	316	340	340
Other real estate owned	606	344	842	666	295
Audits and examinations	156	126	219	96	162
Legal fees	176	89	50	96	167
FDIC insurance	358	407	386	368	352
Other operating expenses	1,371	1,560	2,401	3,141	1,554
Total other expense	$12,953	$12,236	$14,146	$14,387	$12,266

Income (loss) before income taxes	$1,379	$1,314	$2,186	$(8,662)	$932
Income tax expense (benefit)	301	317	573	(3,297)	75
Net income (loss)	$1,078	$997	$1,613	$(5,365)	$857
Less: Net (income) loss attributable to non-controlling interest	121	230	(51)	(423)	(133)
Net income (loss) attributable to Middleburg Financial Corporation	$1,199	$1,227	$1,562	$(5,788)	$724

Net income (loss) per common share, basic	$0.17	$0.18	$0.23	$(0.83)	$0.10
Net income (loss) per common share, diluted	$0.17	$0.18	$0.23	$(0.83)	$0.10
Dividends per common share	$0.05	$0.05	$0.05	0.10	$0.10

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)	For the Three Months Ended
	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Net income (loss)	$1,199	$1,227	$1,562	$(5,788)	$724
Earnings (loss) per share, basic	$0.17	$0.18	$0.23	$(0.83)	$0.10
Earnings (loss) per share, diluted	$0.17	$0.18	$0.23	$(0.83)	$0.10
Dividend per share	$0.05	$0.05	$0.05	$0.10	$0.10

Return on average total assets - Year to Date	0.45%	0.46%	-0.25%	-2.11%	0.28%
Return on average total equity - Year to Date	4.95%	5.11%	-2.71%	-22.03%	2.85%
Dividend payout ratio	29.41%	27.78%	22.21%	NA	100.00%
Non-interest revenue to total revenue (1)	38.72%	35.02%	39.82%	38.56%	34.05%

Net interest margin (2)	3.78%	3.80%	3.60%	3.27%	3.67%
Yield on average earning assets	4.86%	4.91%	4.78%	4.74%	5.22%
Yield on average interest-bearing liabilities	1.26%	1.30%	1.41%	1.73%	1.82%
Net interest spread	3.60%	3.61%	3.37%	3.01%	3.40%

Non-interest income to average assets (3)	2.17%	1.82%	2.88%	2.69%	2.39%
Non-interest expense to average assets (3)	4.67%	4.53%	5.09%	5.29%	4.73%

Efficiency ratio - QTD (Tax Equiv) (4)	82.79%	84.96%	81.42%	91.77%	81.78%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.  This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized is 34%. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010
BALANCE SHEET RATIOS
Loans to deposits (Including HFS)	80.02%	80.53%	80.72%	81.69%	83.43%
Portfolio loans to deposits	74.66%	76.56%	74.05%	73.05%	76.16%
Average interest-earning assets to
average-interest bearing liabilities	117.42%	117.58%	118.50%	117.22%	117.69%
PER SHARE DATA
Dividends	$0.05	$0.05	$0.05	$0.10	$0.10
Book value (MFC Shareholders)	$14.68	$14.18	$14.02	$14.22	$14.84
Tangible book value (3)	$13.78	$13.27	$13.10	$13.29	$13.91
SHARE PRICE DATA
Closing price	$14.94	$17.75	$14.26	$14.08	$13.91
Diluted earnings multiple (1)	21.97	24.65	15.50	NA	34.78
Book value multiple(2)	1.02	1.25	1.02	0.99	0.94

COMMON STOCK DATA
Outstanding shares at end of period	6,996,932	6,942,315	6,925,437	6,915,687	6,914,687
Weighted average shares O/S Basic - QTD	6,977,503	6,940,154	6,937,801	6,934,366	6,911,744
Weighted average shares O/S, diluted - QTD	6,980,331	6,943,189	6,938,359	6,934,366	6,924,338
CAPITAL RATIOS
Capital to Assets - Common shareholders	8.97%	9.08%	8.79%	8.85%	9.67%
Capital to Assets - with Noncontrolling Interest	9.16%	9.33%	9.05%	9.13%	9.92%
Tangible common equity ratio (4)	8.47%	8.54%	8.26%	8.32%	9.11%
Total risk based capital ratio	14.16%	14.52%	14.10%	13.54%	14.58%
Tier 1 risk based capital ratio	12.90%	13.26%	12.84%	12.29%	13.33%
Leverage ratio	9.11%	9.38%	9.04%	9.08%	10.58%
CREDIT QUALITY
Net charge-offs to average loans	0.08%	0.12%	0.22%	0.47%	0.15%
Total non-performing loans to total portfolio loans	5.26%	5.36%	4.66%	4.69%	2.81%
Total non-performing assets to total assets	3.66%	3.99%	3.54%	3.50%	2.64%
Non-accrual loans to:
total loans	4.76%	4.17%	4.46%	4.57%	1.87%
total assets	2.82%	2.55%	2.66%	2.69%	1.15%
Allowance for loan losses to:
total portfolio loans	2.22%	2.20%	2.27%	2.42%	1.54%
non-performing assets	35.97%	33.65%	38.29%	40.84%	35.98%
non-accrual loans	46.67%	52.74%	50.93%	53.04%	82.51%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$3,242	$6,593	$909	$388	$6,188
Non-accrual loans	32,298	27,638	29,385	29,923	12,211
Restructured Loans	112	1,254	1,254	404	1,346
Other real estate owned and repossessed assets	6,255	7,825	8,394	8,142	8,257
Total non-performing assets	$41,907	$43,310	$39,942	$38,857	$28,002
NET LOAN CHARGE-OFFS:
Loans charged off	$621	$933	$1,600	$3,351	$1,142
Recoveries	(32)	(87)	(42)	(16)	(56)
Net charge-offs	$589	$846	$1,558	$3,335	$1,086
PROVISION FOR LOAN LOSSES	$1,087	$454	$655	$9,130	$1,291
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$14,575	$14,967	$15,870	$10,075	$9,870
Provision	1,087	454	655	9,130	1,291
Net charge-offs	(589)	(846)	(1,558)	(3,335)	(1,086)
Balance at the end of period	$15,073	$14,575	$14,967	$15,870	$10,075

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.   In quarters where the Company incurs net losses, the diluted earnings multiple is not meaningful and is shown as “NA”.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Three months ended June 30,
		2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$225,332	$1,787	3.18%	$142,279	$1,112	3.13%
Tax-exempt (1)	55,400	915	6.62%	56,248	909	6.48%
Total securities	$280,732	$2,702	3.86%	$198,527	$2,021	4.08%
Loans (3)	701,701	$9,731	5.56%	709,042	$10,384	5.87%
Interest bearing deposits in
other financial institutions	47,222	32	0.27%	47,566	28	0.24%
Total earning assets	$1,029,655	$12,465	4.86%	$955,135	$12,433	5.22%
Less: allowances for credit losses	(14,672)			(9,956)
Total nonearning assets	94,479			92,346
Total assets	$1,109,462			$1,037,525

Liabilities:
Interest-bearing deposits:
Checking	$294,374	$490	0.67%	$286,485	$579	0.81%
Regular savings	96,570	205	0.85%	77,173	188	0.98%
Money market savings	58,046	94	0.65%	51,683	107	0.83%
Time deposits:
$100,000 and over	139,718	633	1.82%	158,698	1,141	2.88%
Under $100,000	167,780	910	2.17%	151,141	1,062	2.82%
Total interest-bearing deposits	$756,488	$2,332	1.24%	$725,180	$3,077	1.70%

Short-term borrowings	5,840	53	3.64%	6,030	67	4.46%
Securities sold under agreements
to repurchase	32,956	69	0.84%	24,977	61	0.98%
Long-term debt	81,638	306	1.50%	55,375	488	3.53%
Federal funds purchased	3	-	0.00%	35	-	0.00%
Total interest-bearing liabilities	$876,925	$2,760	1.26%	$811,597	$3,692	1.82%
Non-interest bearing liabilities
Demand deposits	122,380			114,953
Other liabilities	7,863			6,328
Total liabilities	$1,007,168			$932,878
Non-controlling interest	1,999			2,671
Shareholders' equity	100,295			101,976
Total liabilities and shareholders'
equity	$1,109,462			$1,037,525

Net interest income		$9,705			$8,741

Interest rate spread			3.60%			3.40%
Cost of funds			1.11%			1.60%
Interest expense as a percent of
average earning assets			1.07%			1.55%
Net interest margin			3.78%			3.67%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.
(3) Total average loans include loans on non-accrual status.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Six Months Ended June 30
		2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$215,085	$3,222	3.02%	$131,074	$2,070	3.18%
Tax-exempt (1)	54,691	1,765	6.51%	60,067	1,959	6.58%
Total securities	$269,776	$4,987	3.73%	$191,141	$4,029	4.25%
Loans (3)	698,183	19,466	5.62%	694,025	20,829	6.05%
Interest bearing deposits in
other financial institutions	44,619	60	0.27%	46,128	63	0.28%
Total earning assets	$1,012,578	$24,513	4.88%	$931,294	$24,921	5.40%
Less: allowances for credit losses	(14,710)			(9,532)
Total nonearning assets	94,830			91,554
Total assets	$1,092,698			$1,013,316

Liabilities:
Interest-bearing deposits:
Checking	$290,710	$976	0.68%	$283,089	$1,180	0.84%
Regular savings	93,129	392	0.85%	73,802	372	1.02%
Money market savings	59,451	195	0.66%	51,321	222	0.87%
Time deposits:
$100,000 and over	135,205	1,238	1.85%	160,065	2,291	2.89%
Under $100,000	168,156	1,838	2.20%	144,086	2,185	3.06%
Total interest-bearing deposits	$746,651	$4,639	1.25%	$712,363	$6,250	1.77%

Short-term borrowings	5,789	117	4.08%	5,428	111	4.12%
Securities sold under agreements
to repurchase	31,141	125	0.81%	23,319	81	0.70%
Long-term debt	78,205	602	1.55%	50,781	926	3.68%
Federal Funds Purchased	2	-	0.00%	23	-	0.00%
Total interest-bearing liabilities	$861,788	$5,483	1.28%	$791,914	$7,368	1.88%
Non-interest bearing liabilities
Demand Deposits	122,370			110,496
Other liabilities	7,250			6,444
Total liabilities	$991,408			$908,854
Non-controlling interest	2,397			2,698
Shareholders' equity	98,893			101,764
Total liabilities and shareholders'
equity	$1,092,698			$1,013,316

Net interest income		$19,030			$17,553

Interest rate spread			3.60%			3.52%
Cost of funds			1.12%			1.65%
Interest expense as a percent of
average earning assets			1.09%			1.60%
Net interest margin			3.79%			3.80%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.
(3) Total average loans include loans on non-accrual status.